CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 3, 1999 included in Southern Jersey Bancorp of Delaware, Inc. annual report on Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.

                                        BELFINT, LYONS & SHUMAN, P.A.


Wilmington, Delaware
August 5, 1999